UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 4, 2021

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Crimson Midstream Holdings, LLC

On February 4, 2021, CorEnergy Infrastructure Trust, Inc., a real estate investment trust (“REIT”) organized as a Maryland corporation (“CorEnergy” or the “Company”) acquired a 49.5% interest in Crimson Midstream Holdings, LLC (“Crimson”), with the right to acquire 100%, in exchange for a combination of cash on hand of approximately $74.6 million (after giving effect to initial working capital adjustments), commitments to issue approximately $118.4 million of new common and preferred equity (also after giving effect to the initial working capital adjustments), contribution of the Grand Isle Gathering System (“GIGS”) (valued for the purposes of the transaction at $50 million) to the sellers and $105.0 million in new term loan and revolver borrowings, all as detailed further below (the “Transaction”).  Crimson is a California Public Utilities Commission (“CPUC”) regulated crude oil pipeline owner and operator, and its assets include four critical infrastructure pipeline systems spanning approximately 1,800 miles across northern, central and southern California, connecting California crude production to in-state refineries.  The acquired assets qualify for REIT treatment under established IRS regulations and the Company’s Private Letter Ruling (PLR).

To effect the Transaction, on February 4, 2021 the Company entered into and consummated a Membership Interest Purchase Agreement (the “MIPA”) with CGI Crimson Holdings, L.L.C. (“Carlyle”), Crimson, and John D. Grier.  Pursuant to the terms of the MIPA, the Company acquired all of the Class C Units of Crimson owned by Carlyle, which represents 49.5% of all of the issued and outstanding membership interests of Crimson for approximately $66.0 million in cash (net of working capital adjustments) and the transfer to Carlyle the Company’s interest in GIGS.  The Company also entered into to a $105.0 million Amended and Restated Credit Agreement with Wells Fargo (as further described below).  Additional information concerning the new credit agreement is set forth under Item 2.03 of this Current Report on Form 8-K and incorporated herein by reference.  The MIPA also contains standard representations, warranties, covenants and indemnities.

Simultaneously, Crimson, the Company, Mr. Grier and certain affiliated trusts of Mr. Grier (collectively with Mr. Grier, the “Grier Members”) entered into the Third Amended and Restated Limited Liability Company Agreement (“Third LLC Agreement”) of Crimson.  Pursuant to the terms of the Third LLC Agreement, the Grier Members’ outstanding membership interests in Crimson were exchanged for 1,613,202 Class A-1 Units of Crimson, 2,436,000 Class A-2 Units of Crimson and 2,450,142 Class A- 3 Units of Crimson, which, as described below, may eventually be exchangeable for shares of the Company’s common and preferred stock.  Additionally, 495,000 Class C-1 Units (representing 49.5% of the voting interests under the Third LLC Agreement) were issued to the Company in exchange for the former Class C Units acquired from Carlyle and 505,000 Class C-1 Units (representing 50.5% of the voting interests under the Third LLC Agreement) were issued to the Grier Members, in exchange for the Class C Units held by Grier prior to the Transaction.

Under the Third LLC Agreement, the Company has the right to designate two of the four managers of Crimson, which shall initially be David J. Schulte, the Company’s Chief Executive Officer and President, and Todd Banks, a member of the Company’s Board of Directors.  The Grier Members have the right to designate the other two managers, which shall initially be Mr. Grier and Larry Alexander, President of Crimson.  All material business decisions and actions will require supermajority approval of the Crimson managers; provided, however, that Mr. Grier will make decisions regarding the day-to-day operations of the assets regulated by the CPUC.  Change of control of the CPUC regulated assets is subject to the approval of the CPUC (“CPUC Approval”), which is expected to occur in the third quarter of 2021.

Upon CPUC Approval, the parties will enter into a Fourth Amended and Restated LLC Agreement of Crimson (“Fourth LLC Agreement”), which will, among other things, (i) give the Company control of Crimson and its assets and (ii) provide the Grier Members and Management Members (as defined below) the right to exchange their entire interest in Crimson for securities of the Company as follows:

●
Class A-1 Units will become exchangeable for up to 1,613,202 shares of a newly created Series C Preferred Stock of the Company (“Series C Preferred”), which may be converted by the holder into up to 1,716,172 of the Company’s depositary shares, each representing 1/100th of a share of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred”);

●
Class A-2 Units will become exchangeable for up to 2,436,000 shares of a newly created Series B Preferred Stock of the Company (“Series B Preferred”), which will be convertible, following approval of the Company’s existing stockholders in compliance with the rules of the New York Stock Exchange (“NYSE”), into up to 8,675,214 additional shares of a new non-listed Class B Common Stock of the Company (“Class B Common Stock”), with such conversion to occur automatically assuming stockholder approval is received; and

●	Class A-3 Units will become exchangeable for up to 2,450,142 shares of the newly created Class B Common Stock.

Class B Common Stock will eventually be converted into the common stock of the Company (“Common Stock”) on the occurrence of the earlier of the following: (i) the occurrence of the third anniversary of the closing date of the Transaction or (ii) the satisfaction of certain conditions related to an increase in the relative dividend rate of the Common Stock.  The terms of Series C Preferred, Series B Preferred and Class B Common Stock are further described below in Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Prior to CPUC approval, the terms of the Third LLC Agreement provide the Grier Members the right to receive any distributions that the Company’s Board of Directors determines would be payable if they held the shares of Class B Common Stock, Series B Preferred, and Series C Preferred, respectively.  Following CPUC Approval, the terms of the Fourth LLC Agreement provide that such rights will continue until the Grier Members elect to exchange the Crimson units for the related securities of the Company.  In addition, after CPUC Approval, certain Crimson units held by the Grier Members are expected to be transferred to other individuals currently managing Crimson (the “Management Members”).

In connection with the Transaction, the Company entered into a Registration Rights Agreement with the Grier Members (the “Registration Rights Agreement”).  The Management Members are expected to become parties to the Registration Rights Agreement in the future.  The Registration Rights Agreement, subject to the terms thereof, provides for certain demand and piggyback registration rights in favor of the Grier Members (and the Management Members, once they become parties), subject to customary underwriter cutbacks, to require the Company to file a shelf registration statement covering the resale of listed Company securities they may ultimately acquire upon conversion of new securities issued pursuant to the Transaction (as further described in Section 3.03 below).  The Company has agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.  The Registration Rights Agreement also restricts the transfer by a holder of any outstanding shares of Class B Common Stock for one year from February 4, 2021, except to an affiliate of such holder for estate planning purposes.

As described above, a portion of the consideration paid to Carlyle pursuant to the MIPA was the transfer of the Company’s interest in GIGS.  In connection with the disposition, on February 4, 2021, the Company and Grand Isle Corridor, LP, the Company’s subsidiary (“Grand Isle”), entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with Energy XXI GIGS Services, LLC, Energy XXI Gulf Coast, Inc. and CEXXI, LLC (the “EXXI Entities”).  Energy XXI GIGS Services, LLC (“EGC Tenant”) is the tenant under the Lease Agreement, dated June 30, 2015 with Grand Isle (the “GIGS Lease”).  Grand Isle initially received a Guaranty dated June 22, 2015 from Energy XXI Ltd. in connection with the original purchase of the GIGS, which was assumed by Energy XXI Gulf Coast, Inc., as guarantor of the obligations of EGC Tenant pursuant to the terms of the Assignment and Assumption of Guaranty and Release dated December 30, 2016 (as assigned and assumed, the “Landlord Guaranty”).

Pursuant to the terms of the Settlement Agreement, the Company and Grand Isle released the EXXI Entities for any and all claims, except for the Environmental Indemnity under the GIGS Lease, which shall survive, and the EXXI Entities released the Company and Grand Isle from any and all claims.  As previously disclosed in the Company’s periodic reports, the Company had initiated litigation to enforce its rights under the GIGS Lease, including for non-payment of rent.  The parties have agreed to jointly dismiss such litigation in connection with the Settlement Agreement. Additionally, the GIGS Lease and Landlord Guaranty were cancelled and terminated.

The foregoing descriptions of the MIPA, the Third LLC Agreement, the Registration Rights Agreement, and Settlement Agreement are qualified in their entirety by reference to the full text of the MIPA, the Third LLC Agreement, the Registration Rights Agreement, and Settlement Agreement, copies of which are filed as Exhibits 2.1, 10.17, 10.18 and 10.19 to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.  The foregoing description of the Fourth LLC Agreement is qualified in its entirety by reference to the full text of the form of Fourth LLC Agreement, a copy of which is provided as Exhibit C to the Third LLC Agreement, filed as Exhibit 10.17 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Internalization of the Manager

On February 4, 2021, the Company entered into a Contribution Agreement with Richard C. Green, Rick Kreul, Rebecca M. Sandring, Sean DeGon, Jeff Teeven, Jeffrey E. Fulmer, David J. Schulte (as Trustee of the DJS Trust under Trust Agreement dated July 18, 2016), and Campbell Hamilton, Inc., which is an entity controlled by David J. Schulte (collectively, the “Contributors”), and Corridor InfraTrust Management, LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”).

Consummation of the transactions contemplated in the Contribution Agreement will result in the internalization of the management of the Company (the “Internalization”).  Following the Internalization, the Company will own all material assets of the Manager currently used in the conduct of its business and will be managed by officers and employees who currently work for the Manager and who are expected to become employees of the Company as a result of the Internalization.

In payment of the aggregate Internalization consideration (the “Internalization Consideration”), the Company will issue to the Contributors, on a pro rata basis (i) 1,153,846 shares of Common Stock, (ii) 683,761 shares of the newly created Class B Common Stock described in Item 3.03 below, and (iii) 170,213 depositary shares of Series A Preferred (collectively with the Common Stock and Class B Common Stock, the “REIT Stock”).

Contemporaneously with execution of the Contribution Agreement, the Company and the Manager entered into the First Amendment (the “First Amendment”) to the Management Agreement dated as of May 8, 2015 (as amended, the “Management Agreement”) that has the effect of (i) reducing the amount paid to the Manager until closing of the Internalization or termination of the Contribution Agreement and (ii) provides payment to the Manager to enable distribution of payments to employees of the Manager as approved by the independent directors of the Company and pending closing of the Contribution Agreement.  The Contribution Agreement acknowledges the funding of the distribution of the payments by the Manager pursuant to the First Amendment in connection with closing of the Internalization.

At closing of the Internalization, the Company will enter into a registration rights agreement in substantially similar to the form of the Registration Rights Agreement entered into with the Grier Members.  Notwithstanding any registration rights, and pursuant to the Contribution Agreement: (i) subject to certain exceptions to sell a number of shares to pay tax obligations in connection with the Internalization, neither Campbell Hamilton, Inc. nor David J. Schulte (as Trustee of the DJS Trust under Trust Agreement dated July 18, 2016) will be permitted to sell or otherwise transfer any of the shares of Common Stock received in connection with the Internalization for a period of twelve months commencing on the closing date of the Internalization and (ii) no Contributor may sell or otherwise transfer any shares of Class B Common Stock issued to such party.

The Contribution Agreement can be terminated by the mutual agreement of the parties before or after stockholder approval and can be terminated by any party if the issuance of additional REIT Stock resulting from the Internalization is not approved by the Company’s stockholders. If the Contribution Agreement is terminated, the existing Management Agreement and Administrative Agreement will revert to the previous revenue formula and otherwise remain in full force and effect.

In connection with the Contribution Agreement, each Contributor has agreed that, for twenty-four (24) months after closing, it will not compete with the Company or solicit its employees, subject to certain exceptions as forth in the Contribution Agreement.

David J. Schulte is the Company’s Chief Executive Officer, Chairman and a member of the Company’s Board of Directors, Rebecca M. Sandring and Jeff Fulmer are both executive officers of the Company, and Rick Kreul, Sean DeGon and Jeff Teeven are all officers of the Company, and all of such individuals are current employees of the Manager. These individuals have interests in the Internalization that differ from those of our stockholders, as each will have a direct or indirect beneficial interest in a portion of the consideration received by the Contributors in the Internalization.

In light of the above relationships, the Company’s Board of Directors formed a special committee comprised entirely of independent and disinterested directors (the “Special Committee”) in connection with the Internalization. The Special Committee received a fairness opinion from Evercore, its independent financial advisor, that the consideration to be paid pursuant to the Contribution Agreement is fair, from a financial point of view, to the Company.

The Company will seek stockholder approval of the Internalization in compliance with the rules of the NYSE. The Contribution Agreement requires that the Internalization be approved at a meeting by the affirmative vote of at least a majority of the votes cast by the stockholders entitled to vote on the matter, other than the votes of shares held by any of the Contributors or their affiliates. Such approval will constitute approval of the issuance of the Company’s securities as required under Section 312.03(b) of the New York Stock Exchange Listed Company Manual, which requires stockholder approval prior to the issuance of common stock, or securities exchangeable for common stock, in excess of one percent (1%) of the Company’s outstanding shares in a transaction with a related party.

The foregoing summary of the Contribution Agreement and First Amendment are qualified in their entirety by reference to the Contribution Agreement and First Amendment, copies of which are filed as Exhibits 2.2 and 10.20 to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.

Item 1.02	Termination of Material Definitive Agreement.

Termination of GIGS Lease

Upon the closing of the MIPA and the Transaction, the sale of GIGS was complete and the Company, Grand Isle and EXXI Entities entered into the Settlement Agreement, which terminated the GIGS Lease and Landlord Guaranty.

As previously disclosed in the Company’s periodic reports filed with the SEC, prior to termination, base rent starting July 2020 increased from $3.2 million per month to $4.0 million per month for the remainder of the year. In addition, the Company was eligible for a participating variable rent component based on daily volume increases over base daily volumes defined in the Lease. There were no participating rents paid in 2019 or 2020.  On April 1, 2020, the EGC Tenant ceased paying rent due and did not resume paying rent through the date of the Settlement Agreement disclosed in Item 1.01 of this Current Report on Form 8-K.

The information regarding the disposition of GIGS and the termination of the GIGS Lease and Landlord Guaranty under the heading “Acquisition of Crimson Midstream Holdings, LLC” in Item 1.01 of this Current Report on Form 8-K, as well as additional financial information related to the disposition of GIGS set forth in the second paragraph of Item 2.01 of this Current Report on Form 8-K, is incorporated herein by reference.

Termination of Regions Credit Facility

On February 4, 2021, in connection with entering into the credit facility described in Item 2.03, the Company terminated its amended and restated credit facility dated as of July 28, 2017 by and between the Company and Regions Bank, as lender and administrative agent for other participating lenders (the “Prior Credit Facility”).  The Prior Credit Facility had a 5-year term maturing on July 28, 2022 and provided for borrowing commitments of up to $161.0 million, consisting of (i) $160.0 million secured revolving line of credit facility, subject to borrowing base limitations, and (ii) $1.0 million secured revolving line of credit facility at the MoGas subsidiary level.  Borrowings under the credit facility generally bore interest on the outstanding principal amount using a LIBOR pricing grid that equaled a LIBOR rate plus an applicable margin of 2.75 percent to 3.75 percent, based on the Company’s senior secured recourse leverage ratio. Total availability was subject to a borrowing base. The Prior Credit Facility contained, among other restrictions, certain financial covenants including the maintenance of certain financial ratios, as well as default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). On the date of termination, there was no indebtedness outstanding under this facility, and the loan documents providing for the facility, and the security interests securing it, were terminated and released.

The termination of the Prior Credit Facility will result in the write-off of the remaining deferred debt costs. As of September 30, 2020, the Company had $1.1 million of deferred debt costs outstanding, which were presented as an asset in the Consolidated Balance Sheet.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 4, 2021, the Company completed the Transaction and the disposition of GIGS.  The information regarding the Transaction under the heading “Acquisition of Crimson Midstream Holdings, LLC” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As of September 30, 2020, the carrying value of GIGS was $64.8 million and the related asset retirement obligation was $8.6 million in the Consolidated Balance Sheet. Upon acquiring the GIGS asset, Carlyle assumed the related asset retirement obligation. Further, the Company had $176 thousand of deferred lease costs as of September 30, 2020, which were written off upon termination of the GIGS Lease described in Item 1.02 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 4, 2021, in connection with the Transaction, Crimson Midstream Operating, LLC, a Delaware limited liability company, and Corridor MoGas, Inc., a Delaware corporation (collectively, the “Borrowers”), together with Crimson, MoGas Debt Holdco LLC, a Delaware limited liability company, MoGas Pipeline, LLC, a Delaware limited liability company, CorEnergy Pipeline Company, LLC, a Delaware limited liability company, United Property Systems, LLC, a Delaware limited liability company, Crimson Pipeline, LLC, a California limited liability company (“Crimson Pipeline”) and Cardinal Pipeline, L.P., a California limited partnership (all direct and indirect subsidiaries of the Company and, collectively, the “Guarantors”) entered into an Amended and Restated Credit Agreement with the lenders from time to time party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent for such lenders, Swingline Lender and Issuing Bank (the “Credit Agreement”).  The Credit Agreement provides borrowing capacity of up to $155 million, consisting of: a $50 million revolving credit facility, an $80 million term loan and an uncommitted incremental facility of $25 million.

The loans under Credit Agreement mature on February 4, 2024. Subject to certain conditions all loans made under the Credit Agreement shall, at the option of the Borrowers, bear interest at either (a) LIBOR plus a spread of 325 to 450 basis points, or (b) a rate equal to the highest of (i) the prime rate established by the Administrative Agent, (ii) the federal funds rate plus 0.5%, or (iii) the one-month LIBOR rate plus 1.0%, plus a spread of 225 to 350 basis points. The applicable spread for each interest rate is based on the Total Leverage Ratio (as defined in the Credit Agreement).

In connection with the Credit Agreement, the Company, Crimson, the Borrowers and Crimson Pipeline entered into an Amended and Restated Pledge Agreement with Wells Fargo pledging the equity of the Borrowers and Guarantors as security for outstanding balances under the Credit Agreement.  In addition, outstanding balances under the facility are secured by all assets of the Borrowers and Guarantors, other than any assets regulated by the CPUC and other customary excluded assets, pursuant to an Amended and Restated Security Agreement entered into by the Borrowers and Guarantors with Wells Fargo.

The Credit Agreement contains, among other restrictions, requirements to comply with a maximum total leverage ratio and a minimum debt service coverage ratio.  Cash distributions to the Company are subject to certain restrictions, including without limitation, no default or event of default, compliance with financial covenants and available free cash flow.  The Credit Agreement contains default and cross-default provisions customary for transactions of this type (with applicable customary grace periods). Upon the occurrence of an event of default, payment of all amounts outstanding under the Credit Agreement may become immediately due and payable at the election of may the Required Lenders (as defined in the Credit Agreement).

The Credit Agreement will replace (i) the Prior Credit Facility as described under Item 1.02 of this Current Report on Form 8-K, which includes the $160.0 million secured credit facility and $1.0 million secured revolving line of credit facility at the MoGas subsidiary level, and (ii) the $1.5 million revolving line of credit facility at the Mowood subsidiary level with Regions Bank.

The foregoing summary of the Credit Agreement, Pledge Agreement and Security Agreement are qualified in their entirety by reference to the Credit Agreement, Pledge Agreement and Security Agreement, copies of which are filed as Exhibits 10.21.1, 10.21.2, and 10.21.3 to this Current Report on Form 8-K and are incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Transaction and the issuances of Class A-1 Units, Class A-2 Units and Class A-3 Units (the “Crimson Units”) is incorporated by reference in this Item 3.02.  The terms of the Series C Preferred, Series B Preferred and Class B Common Stock that may be issued upon exchange or conversion of such Units are further described below in Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.  The Crimson Units to be issued pursuant to the Third LLC Agreement, and the Series C Preferred, Series B Preferred, Class B Common Stock and Common Stock that may be issued upon exchange or conversion thereof, will be issued and sold in reliance on Section 4(a)(2) of the Securities Act.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Internalization and the issuances of REIT Stock is incorporated by reference in this Item 3.02. The REIT Stock to be issued and sold pursuant to the Contribution Agreement, and the Common Stock that may be issued upon conversion thereof, will be issued and sold in reliance on Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

Class B Common Stock

On February 4, 2021, the Company filed Articles Supplementary (the “Class B Common Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland (“SDAT”), which Class B Common Articles Supplementary were effective on filing, classifying 11,810,000 authorized but unissued shares of the Company’s Common Stock, par value $.001 per share, as Class B Common.  The Class B Common Articles Supplementary establish the terms of the Class B Common Stock, which are substantially similar to the Company’s Common Stock, including voting rights, except that the Class B Common Stock will be subordinated to the Common Stock with respect to dividends and liquidation and will automatically convert into Common Stock under certain circumstances.  The Company has not yet issued any shares of Class B Common Stock.  It does not intend to list the Class B Common Stock on any exchange.

Voting Rights.  Class B Common Stock will vote together with the holders of Common Stock, voting as a single class, with respect to all matters on which holders of the Common Stock are entitled to vote.  The Company may not authorize or issue any additional shares of Class B Common Stock beyond the number authorized in the Class B Common Articles Supplementary without the affirmative vote of at least 66-2/3% of the outstanding shares of Class B Common Stock.  Any amendment to the Company’s charter that would alter the rights of the Class B Common Stock must be approved by the affirmative vote of the majority of the outstanding Class B Common Stock.

Dividends.  Subject to preferences that may apply to any shares of preferred stock outstanding at the time, holders of the Class B Common Stock will be entitled to receive dividends to the extent authorized by the Company’s Board of Directors and declared by the Company pursuant to a formula based on the amount of dividends declared on the Company’s Common Stock.  For the first four quarters after closing of the Transaction, the shares of Class B Common Stock will be entitled to receive dividends (“Class B Dividends”) in any quarter only to the extent that the product of (i) the sum of (A) the Company’s cash available for distribution (“CAFD”) and (B) the CAFD budget for any uncompleted quarter in such first four quarter period, as approved by the Company’s Board of Directors, multiplied by (ii) 0.25 for such first four quarters is greater than the base dividend established for the Common Stock as set forth in the Class B Common Articles Supplementary (“Common Base Dividend”) of $0.05 per share per quarter multiplied by 1.25. For the fifth through twelfth quarters after closing of the Transaction, the Class B Common Stock will be entitled to receive Class B Dividends in any quarter only to the extent that: (i) the product of the Company’s latest twelve months (“LTM”) CAFD for that quarter multiplied by 0.25 is greater than (ii) the product of the base dividend established for the Common Stock for that quarter multiplied by 1.25.

In no event will the Class B Dividend per share be greater than the Common Base Dividend per share during the same quarter and no Class B Dividend will accrue until after April 1, 2021.  As is the case for Common Stock, Class B Dividends will not be cumulative.

Change of Control.  The holders Class B Common Stock will receive the same consideration that the holders of the Common Stock will receive for any change of control but only to the extent that the holders of Common Stock receive consideration.

Conversion.  The shares of Class B Common Stock will convert to Common Stock on a one-for-one basis upon the first to occur of the following:

●	the Board of Directors authorizes and the Company declares a quarterly dividend per share of outstanding Common Stock in excess of the then-applicable Common Base Dividend;
●
the issuance of additional shares of Common Stock other than in connection with: (i) any director or management compensation plan or equity award, (ii) the Company’s Dividend Reinvestment Plan, (iii) any conversion rights of the Company’s existing 5.875% Convertible Senior Notes due 2025 or Series A Preferred, (iv) any exchange for fair value for the issuance of Common Stock (as determined by the Company’s Board of Directors), or (v) any stock split, reverse stock split, stock dividend or similar transaction in which the shares of Class B Common Stock share equally; or

●
the Board of Directors authorizes and the Company declares a quarterly dividend per share to the Class B Common Stock equal to the then-applicable Common Base Dividend for any four consecutive fiscal quarters beginning with the fiscal quarter ending June 30, 2022 through the fiscal quarter ending March 30, 2024.

To the extent no conversion occurs as described above, then the Class B Common will convert to Common Stock on February 4, 2024 at a ratio equal to the quotient obtained by dividing (i) (A) the quotient of the then-applicable LTM CAFD divided by the product of (x) 1.25 and (y) four (4) times the then-applicable Common Base Dividend per share, less (B) the number of then-outstanding shares of Common Stock by (ii) the number of then-outstanding shares of Class B Common Stock; provided, however, that the ratio shall not be less than 0.6800 shares of Common Stock per share of Class B Common or greater than 1.000 shares of Common Stock per share of Class B Common.

Restrictions on Transfer.  The Class B Common Stock is subject to the ownership limitations and transfer restrictions set forth in Article VII of the Company’s charter, designed to protect the Company’s status as a REIT. In addition, pursuant to the terms of the Registration Rights Agreement and the Contribution Agreement, the prospective holders of Class B Common Stock have agreed with the Company that they will not transfer any shares of Class B Common Stock for one year from February 4, 2021.  After one year, the terms of the Class B Common Articles Supplementary generally permit the holders of Class B Common Stock to transfer shares of such stock to affiliates of the holder if at least 15% of the shares of Class B Common Stock then held by the holder will be transferred, subject to compliance with applicable federal and state securities laws.

The foregoing summary of the Class B Common Articles Supplementary is qualified in its entirety by reference to the Class B Common Articles Supplementary, a copy of which is filed as Exhibit 3.5 to this Current Report on Form 8-K and is incorporated in this Item 3.03 by reference.

Series B Preferred Stock

On February 4, 2021, the Company filed Articles Supplementary (the “Series B Preferred Articles Supplementary”) with the SDAT, which Series B Preferred Articles Supplementary were effective on filing, classifying 2,437,000 authorized but unissued shares of the Company’s preferred stock, par value $.001 per share, as Series B Preferred.  The Company has not yet issued any shares of Series B Preferred.  It does not intend to list the Series B Preferred on any exchange.

Dividends.  Under the Series B Preferred Articles Supplementary, holders of Series B Preferred Stock are entitled to receive cumulative dividends before any dividends are paid to the holders of Common Stock or Class B Common Stock at the rate per share of 4.0% of the stated liquidation preference of $25.00 per annum, or $1.00 per annum, payable quarterly in arrears.  The Company may elect to pay such dividend by issuing additional shares of Series B Preferred.  Upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to stockholders a liquidation preference of $25.00 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of payment, before any distribution or payment shall be made to the holders of any junior securities, including the Common Stock or Class B Common Stock.  If existing stockholders of the Company have not approved the convertibility of the Series B Preferred to Class B Common Stock (as described below) by February 3, 2022, then the dividend rate shall increase to 11.00% per annum.

Redemption.  The Company may, at its option, redeem the Series B Preferred at any time in whole, or from time to time in part, for cash at a price per share equal to the liquidation preference of $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the date of redemption. In addition, to the extent the Series B Preferred has not previously been redeemed, the Company will redeem the Series B Preferred on the seventh anniversary of the date that Series B Preferred is first issued and sold. If the Company exercises any of its redemption rights relating to the Series B Preferred, the holders of such redeemed shares will have the conversion rights described below.

Voting Rights.  Holders of shares of the Series B Preferred generally do not have any voting rights, except as follows:

●	The Company may not without the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series B Preferred:
o
Other than the Series A Preferred, (i) authorize or issue any additional class or series of equity securities ranking senior to the Series B Preferred with respect to dividends or liquidation, (ii) reclassify any equity securities of the Company into such senior equity securities, or (iii) other than the Series C Preferred, create, authorize or issue any obligation or security convertible into any such senior equity securities; provided that the holders of Series B Preferred are not authorized to vote on (A) any increase in the amount of the authorized Common Stock, Class B Common Stock, Series A Preferred or Series C Preferred, (B) the creation or issuance of any equity securities ranking on parity with or junior to the Series B Preferred with respect to dividend and liquidation rights, or (C) the creation of any class of securities issued to refinance the Series A Preferred;

o
amend or repeal the Company’s charter or the Series B Preferred Articles Supplementary in connection with a merger or a sale of substantially all of the assets, of the Company, or otherwise, in a manner that would materially adversely affect the Series B Preferred; or

●
The holders of Series B Preferred will have the exclusive right, by the affirmative vote of the majority of the outstanding Series B Preferred to approve any amendment to the Company’s charter that would alter the contract rights, as set forth in the charter, of only the Series B Preferred.

Conversion.  Within five (5) business days after the existing holders of the Company’s Common Stock approve the conversion in accordance with the NYSE rules, the Series B Preferred will automatically convert into a number of shares of the Company’s Class B Common Stock, per share of Series B Preferred, equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the date fixed for conversion by (ii) the product of (A) 90% times (B) the Common Stock Reference Price (as defined below); provided that if the conversion would cause the Company’s status as a REIT to be materially and adversely affected, the Company may elect to settle the conversion in cash.

At any time after the existing holders of the Company’s Common Stock approve the conversion in accordance with the NYSE rules and only to the extent that the mandatory conversion described above does not occur promptly, each holder of Series B Preferred may convert, at such holder’s option, any or all of such holder’s shares of Series B Preferred into a number of shares of Common Stock per share of Series B Preferred equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the date fixed for conversion by (ii) the Common Stock Reference Price (as defined below).

“Common Stock Reference Price” means $7.80.

Restrictions on Transfer.  The Series B Preferred is subject to the ownership limitations and transfer restrictions set forth in Article VII of the Company’s charter, designed to protect the Company’s status as a REIT.

The foregoing summary of the Series B Preferred Articles Supplementary is qualified in its entirety by reference to the Series B Preferred Articles Supplementary, a copy of which is filed as Exhibit 3.6 to this Current Report on Form 8-K and is incorporated in this Item 3.03 by reference.

Series C Preferred Stock

On February 4, 2021, the Company filed Articles Supplementary (the “Series C Preferred Articles Supplementary”) with the SDAT, which Series C Preferred Articles Supplementary were effective on filing, classifying 1,652,000 authorized but unissued shares of the Company’s preferred stock, par value $.001 per share, as Series C Preferred.  The Company has not yet issued any shares of Series C Preferred.  It does not intend to list the Series C Preferred on any exchange.

Dividends.  Under the Series C Preferred Articles Supplementary, holders of the Series C Preferred are entitled to receive cumulative dividends before any dividends are paid to the holders of Common Stock or Class B Common Stock at the rate per share of 9.0% of the stated liquidation preference of $25.00 per annum, or $2.25 per annum, payable quarterly in arrears.  Upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series C Preferred shall be entitled to receive out of the assets of the Company legally available for distribution to stockholders a liquidation preference of $25.00 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of payment, before any distribution or payment shall be made to the holders of any junior securities, including the Common Stock or Class B Common Stock.

Redemption.  The Company may, at its option, redeem the Series C Preferred at any time in whole, or from time to time in part, for cash at a price per share equal to the liquidation preference of $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the date of redemption. In addition, to the extent the Series C Preferred has not previously been redeemed, the Company will redeem the Series C Preferred on the seventh anniversary of the date that Series B Preferred is first issued and sold. If the Company exercises any of its redemption rights relating to the Series C Preferred, the holders of such redeemed shares will have the exchange rights described below.

Voting Rights.  Holders of shares of the Series C Preferred generally do not have any voting rights, except as follows:

●	The Company may not without the affirmative vote of the holders of 66-2/3% of the outstanding shares of Series C Preferred:
o
Other than the Series A Preferred, (i) authorize or issue any additional class or series of equity securities ranking senior to the Series C Preferred with respect to dividends or liquidation, (ii) reclassify any equity securities of the Company into such senior equity securities, or (iii) create, authorize or issue any obligation or security convertible into senior equity securities; provided further that the holders of Series C Preferred are not authorized to vote on (A) any increase in the amount of the authorized Common Stock, Class B Common, Series A Preferred or Series B Preferred, (B) the creation or issuance of any equity securities ranking on parity with or junior to the Series C Preferred with respect to dividend and liquidation rights or (C) the creation of any class of securities issued to refinance the Series A Preferred;

o
amend or repeal the Company’s charter or the Series C Preferred Articles Supplementary in connection with a merger or a sale of substantially all of the assets of the Company, or otherwise, in a manner that would materially adversely affect the Series C Preferred; or

●
The holders of Series C Preferred will have the exclusive right, by the affirmative vote of the majority of the outstanding Series C Preferred, to approve any amendment to the Company’s charter that would alter the contract rights, as set forth in the charter, of only the Series C Preferred.

Exchange.  Each holder of Series C Preferred may exchange, at such holder’s option, any or all of such holder’s shares of Series C Preferred into an equal number of depositary shares representing the Company’s Series A Preferred.  If at any time the volume weighted average price per depositary share representing Series A Preferred is greater than $23.50 for at least thirty (30) consecutive trading days, then the Company may elect to exchange all outstanding shares of the Series C Preferred into a number of depositary shares representing Series A Preferred equal to the number of shares of Series C Preferred to be exchanged multiplied by $25.00 and then dividing that product by $23.50.  The Company will pay all accrued and unpaid dividends to but not including the date of the exchange in cash or additional depositary shares representing Series A Preferred.

Restrictions on Transfer.  The Series C Preferred is subject to the ownership limitations and transfer restrictions set forth in Article VII of the Company’s charter, designed to protect the Company’s status as a REIT.

The foregoing summary of the Series C Preferred Articles Supplementary is qualified in its entirety by reference to the Series C Preferred Articles Supplementary, a copy of which is filed as Exhibit 3.7 to this Current Report on Form 8-K and is incorporated in this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) &(d)          In connection with the Transaction, effective February 4, 2021, the Board of Directors of the Company increased the number of directors on the Board pursuant to the provisions of the Company’s Bylaws and appointed Mr. John Grier to fill the vacancy.  In connection with the Transaction on February 4, 2021, the Company also appointed Mr. Grier as Chief Operating Officer, and appointed Robert L. Waldron as Chief Financial Officer.

Mr. Grier is the CEO and Founder of Crimson Pipeline (CP) a company in the business of acquiring and improving the operations of oil and gas pipeline systems. CP made its’ first asset purchase in 2005 and over the past decade, CP  has made six additional major acquisitions, five of those from major oil companies.  Before starting CP, Mr. Grier was primarily in the exploration and production (E&P) business and he started Crimson Resource Management with a partner in 1986. That company again purchased oil and gas-producing properties, mostly from major oil companies. Mr. Grier and his partner successfully grew that company making a major divestiture in 2009, and after the sale, Mr. Grier continued the pipeline company. Mr. Grier has a Bachelor’s Degree in Science/Chemical Engineering from the University of Oklahoma and a Master’s Degree in Business Administration from Harvard University.

Mr. Waldron has been the CFO of Crimson since September 2014. Mr. Waldron began his career at Dow Chemical in September 1999, in Dow’s corporate R&D group, focusing on design and optimization of chemical reactors.  Beginning in August 2007, Mr. Waldron spent seven years in investment banking, first at UBS and then at Citi Group, focused almost exclusively on the midstream sector advising clients on various M&A, IPOs and other capital markets transactions.  Mr. Waldron received a Bachelor’s Degree in Chemical Engineering from the University of Utah, a Master’s Degree in Chemical Engineering from the Massachusetts Institute of Technology, and a Master’s Degree in Business Administration from the Kellogg School of Management, Northwestern University.

Other than the Transaction, there is no arrangement or understanding between each of Mr. Grier or Mr. Waldron and any other person pursuant to which either was appointed as an officer of the Company. There are also no family relationships between Mr. Grier, Mr. Waldron and any director or executive officer of the Company.

Following the closing of the Transaction, Mr. Grier and Mr. Waldron will continue to be employees of Crimson Midstream Services, LLC (“Crimson Services”) and any compensation arrangements will continue.  Mr. Grier has no employment agreement with Crimson Services but will continue to be paid a base salary of $530,450.  He is also entitled to other customary benefits, such as participation in retirement and medical and other plans and vacation leave.  Mr. Waldron previously entered into an Employment Agreement with Crimson Services dated January 23, 2017, as amended by Amendment No. 1 dated January 11, 2019 and Amendment No. 2 dated April 1, 2019 (as amended, the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement as currently in effect, Mr. Waldron will be paid a base salary of no less than $320,000, which is currently $353,068.  In connection with the Transaction, any incentive-based bonus entitlements were terminated.  The Employment Agreement also provides that Mr. Waldron is entitled to certain customary benefits, such as participation in retirement and medical and other plans and vacation leave.  Mr. Waldron is subject to certain restrictive covenants under the Employment Agreement, including a 24-month post-termination non-compete and an agreement not to solicit the employees, customers or potential customers, suppliers and other business contacts of Crimson Services and its affiliates.  Crimson Services will allocate Mr. Grier’s and Mr. Waldron’s time and related compensation for the portion of their services provided to Crimson.  It is currently expected that approximately 50% of Mr. Grier’s time and approximately 60% of Mr. Waldron’s time and compensation will be allocated to Crimson.  The remaining time will be allocated to entities that are not affiliates of the Company.  The unaffiliated companies will reimburse Crimson Services for that portion of the compensation of Mr. Grier and Mr. Waldron attributable to their time allocated to such companies.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and is incorporated by reference herein.

Other than the Transaction, neither Mr. Grier nor Mr. Waldron has any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, failure to realize the anticipated benefits of the Transaction or Internalization; the risk that CPUC Approval is not obtained, is delayed or is subject to unanticipated conditions that could adversely affect CorEnergy or the expected benefits of the Transaction, risks related to the uncertainty of the projected financial information with respect to Crimson, the failure to receive the required approvals by existing CorEnergy stockholders; the risk that a condition to the closing of the Internalization may not be satisfied, CorEnergy’s ability to consummate the Internalization, and those factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Additional Information and Where to Find It

The issuance of CorEnergy common stock upon conversion of CorEnergy preferred stock in connection with the Transaction as described above (the “Stock Issuance”) and the Internalization will be submitted to the stockholders of CorEnergy for their consideration. In connection with the Stock Issuance and Internalization, CorEnergy intends to file a proxy statement and other documents with the SEC. INVESTORS AND CORENERGY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) REGARDING THE STOCK ISSUANCE AND INTERNALIZATION AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCK ISSUANCE AND INTERNALIZATION. The proxy statement and other relevant documents (when they become available), and any other documents filed by CorEnergy with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by CorEnergy through its website at corenergy.reit. The information on CorEnergy’s website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also request them in writing, by telephone or via the Internet at:

CorEnergy Infrastructure Trust, Inc.
Investor Relations
877-699-CORR (2677)
info@corenergy.reit

Participants in the Solicitation

CorEnergy, the Manager and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from CorEnergy’s stockholders in respect of the Stock Issuance and Internalization. Information about CorEnergy’s directors and executive officers is available in CorEnergy’s definitive proxy statement, prepared in connection with CorEnergy’s 2020 annual meeting of stockholders and will be set forth in the proxy statement in respect of the Stock Issuance and Internalization when it is filed with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from CorEnergy’s stockholders in connection with the Internalization, including a description of their direct or indirect interests, by security holdings or otherwise, in CorEnergy will be set forth in the proxy statement in respect of the Stock Issuance and Internalization when it is filed with the SEC. You can obtain free copies of these documents, which are filed with the SEC, from CorEnergy using the contact information above.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired. The Company expects to file required financial statements related to the acquired business by amendment not later than 71 calendar days after this Current Report on Form 8-K was required to be filed.

(b)
Pro forma financial information. The Company expects to file required pro forma financial statements related to the acquired business and business disposed by amendment not later than 71 calendar days after this Current Report on Form 8-K was required to be filed.

(d)          Exhibits

Exhibit No.	Description of Exhibit
2.1*	Membership Interest Purchase Agreement dated February 4, 2021, by and among CorEnergy Infrastructure Trust, Inc., Crimson Midstream Holdings, LLC, CGI Crimson Holdings, L.L.C., and John D. Grier
2.2*
Contribution Agreement dated February 4, 2021, by and among CorEnergy Infrastructure Trust, Inc., Richard C. Green, Rick Kreul, Rebecca M. Sandring, Sean DeGon, Jeff Teeven, Jeffrey E. Fulmer, David J. Schulte (as Trustee of the DJS Trust under Trust Agreement dated July 18, 2016), and Campbell Hamilton, Inc.

3.5	Articles Supplementary for Class B Common Stock

3.6	Article Supplementary for Series B Preferred Stock
3.7	Articles Supplementary for Series C Preferred Stock
10.17*	Third Amended and Restated Limited Liability Agreement of Crimson Midstream Holdings, LLC
10.18	Registration Rights Agreement dated February 4, 2021, by and among CorEnergy Infrastructure Trust, Inc. and the holders of Units listed on Schedule A thereto
10.19
Settlement and Mutual Release Agreement dated February 4, 2021, by and among CorEnergy Infrastructure Trust, Inc., Grand Isle Corridor, LP, Energy XXI GIGS Services, LLC, Energy XXI Gulf Coast, Inc., and CEXXI, LLC

10.20	First Amendment to Management Agreement dated February 4, 2021, by and between CorEnergy Infrastructure Trust, Inc. and Corridor InfraTrust Management, LLC
10.21.1*
Amended and Restated Credit Agreement dated February 4, 2021, by and among Crimson Midstream Operating, LLC, Corridor MoGas, Inc., Crimson Midstream Holdings, LLC, MoGas Debt Holdco LLC, MoGas Pipeline, LLC, CorEnergy Pipeline Company, LLC, United Property Systems, LLC, Crimson Pipeline, LLC, and Cardinal Pipeline, L.P., and Wells Fargo Bank, National Association, as Administrative Agent for such lenders, Swingline Lender and Issuing Bank

10.21.2*
Amended and Restated Pledge Agreement dated February 4, 2021, by and among CorEnergy Infrastructure Trust Inc., Crimson Midstream Holdings, LLC, Crimson Midstream Operating, LLC, Corridor MoGas, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent

10.21.3*
Amended and Restated Security Agreement dated February 4, 2021, by and among Crimson Midstream Operating, LLC, Corridor MoGas, Inc., Crimson Midstream Holdings, LLC, MoGas Debt Holdco LLC, MoGas Pipeline, LLC, CorEnergy Pipeline Company, LLC, United Property Systems, LLC, Crimson Pipeline, LLC, and Cardinal Pipeline, L.P., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*
Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: February 10, 2021	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary